Exhibit 3.2

ROSS MILLER Secretary of State 204 North Carson Street, Suite 1 Carson City, Nevada 89701.4620 (775) 684 5708 Website: www.nvsos.gov

Certificate of Amendment (PURSUANT TO NRS 78.385 AND 78.390)
	Filed in the office of	Document Number 20090677546-26
	/s/ Ross Miller Ross Miller	Filing Date and Time 09/11/2009 7:09 AM
	Secretary of State State of Nevada	Entity Number E0084932009-4

USE BLACK INK ONLY • DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

HYPERSOLAR, INC.

2. The articles have been amended as follows: (provide article numbers, if available)
ARTICLE #3:
PLEASE CHANGE THE SHARES FROM COMMON 70,000,000 TO 500,000,000 AT THE SAME PAR VALUE 0.001

NOTE: PREFERRED SHARE WILL STAY THE SAME AT 5, 000,000 WITH PAR VALUE OF 0.001

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is:

100%

4. Effective date of filing: (optional)
(must not be later than 90 days after the certificate is filed)
5. Signature: (required)

Signature of Officer

*if any proposed amendment would after or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.	Nevada Secretory of Stale Amend Profit-Alter Revised: 3-6-09